Exhibit 99.1

For further information:

Robert Sigler

Vice President and Chief Financial Officer

586.920.0100

Universal Truckload Services, Inc. Reports Revenue and Net Income for the Thirteen and Thirty-nine Weeks Ended October 2, 2010

Warren, MI – October 28, 2010 — Universal Truckload Services, Inc. (NASDAQ: UACL) today announced financial results for the thirteen and thirty-nine weeks ended October 2, 2010.

For the thirteen weeks ended October 2, 2010, operating revenues increased 21.8%, or $28.0 million, to $156.5 million from $128.5 million for the thirteen weeks ended September 26, 2009. Included in operating revenues are fuel surcharges of $13.8 million and $9.5 million for the thirteen weeks ended October 2, 2010 and September 26, 2009, respectively. Net income increased by $1.2 million, to $2.9 million, or $0.18 per basic and diluted share for the thirteen weeks ended October 2, 2010, from $1.7 million, or $0.11 per basic and diluted share, for the thirteen weeks ended September 26, 2009. Included in net income for the thirteen weeks ended September 26, 2009 were $0.1 million, or $0.01 per basic and diluted share, of after-tax charges for other-than-temporary impairments of marketable equity securities classified as available for sale.

Universal’s truckload revenue in the third quarter of 2010 increased by 16.1% to $95.0 million from $81.8 million in the corresponding period of 2009. Included in truckload revenue in the third quarter of 2010 is $6.0 million of revenue from our acquisitions completed since the third quarter of 2009. Brokerage revenue in the third quarter of 2010 increased by 40.2% to $39.2 million from $27.9 million in the corresponding period of 2009. Included in brokerage revenue in the third quarter of 2010 is $8.0 million of revenue from our acquisitions completed since the third quarter of 2009. Intermodal revenue in the third quarter of 2010 increased by 19.4% to $22.3 million from $18.7 million in the corresponding period of 2009.

For the thirty-nine weeks ended October 2, 2010, operating revenues increased 23.8%, or $86.4 million, to $449.8 million from $363.4 million for the thirty-nine weeks ended September 26, 2009. Included in operating revenues are fuel surcharges of $40.1 million and $24.8 million for the thirty-nine weeks ended October 2, 2010 and September 26, 2009, respectively. Net income increased by $6.4 million, to $9.6 million, or $0.60 per basic and diluted share for the thirty-nine weeks ended October 2, 2010, from $3.1 million, or $0.20 per basic and diluted share for the thirty-nine weeks ended September 26, 2009. Included in net income for the thirty-nine weeks ended October 2, 2010 were $3.2 million, or $0.20 per basic and diluted share, of after-tax gains on the sales of marketable securities classified as available for sale. Included in net income for the thirty-nine weeks ended September 26, 2009 were $0.8 million, or $0.05 per basic and diluted share, of after-tax charges for other-than-temporary impairments of marketable securities classified as available for sale.

Universal’s truckload revenue in the first three quarters of 2010 increased by 23.3% to $278.2 million from $225.6 million in the corresponding period of 2009. Included in truckload revenue in the first three quarters of 2010 is $30.0 million from our acquisitions completed since the third quarter of 2009. Brokerage revenue in the first three quarters of 2010 increased by 30.0% to $106.3 million from $81.8 million in the corresponding period of 2009. Included in brokerage revenue in the first three quarters of 2010 is $22.9 million from our acquisitions completed since the third quarter of 2009. Intermodal revenue in the first three quarters of 2010 increased by 16.6% to $65.2 million from $55.9 million in the corresponding period of 2009.

“We have seen improvement in our business environment throughout all three quarters of 2010,” stated Universal’s President and CEO Don Cochran. “Load counts have improved over last year in all of our business segments, and higher rates have shown that capacity in the market place remains tight. While the business environment has improved for the first three quarters, we remain cautious in our optimism.”

Universal Truckload Services, Inc. is primarily an asset light provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services, which allow us to supplement our capacity and provide our customers with transportation of freight not handled by our owner-operators, and full service international freight forwarding and customs house brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009
Operating revenues:
Truckload	$94,980	$81,839	$278,246	$225,620
Brokerage	39,186	27,942	106,347	81,819
Intermodal	22,296	18,677	65,217	55,942

Total operating revenues	156,462	128,458	449,810	363,381

Operating expenses:
Purchased transportation	119,333	96,905	341,634	271,937
Commissions expense	10,072	8,677	28,933	24,339
Other operating expense	3,020	2,393	10,269	6,895
Selling, general, and administrative	11,877	10,935	37,761	33,378
Insurance and claims	4,715	4,084	12,845	13,107
Depreciation and amortization	2,790	2,583	8,175	7,721

Total operating expenses	151,807	125,577	439,617	357,377

Income from operations	4,655	2,881	10,193	6,004
Interest income (expense), net	31	(136)	81	(133)
Other non-operating income (expense), net	225	(17)	5,820	(837)

Income before provision for income taxes	4,911	2,728	16,094	5,034
Provision for income taxes	1,979	1,029	6,524	1,891

Net income	$2,932	$1,699	$9,570	$3,143

Earnings per common share:
Basic	$0.18	$0.11	$0.60	$0.20
Diluted	$0.18	$0.11	$0.60	$0.20
Weighted average number of common shares outstanding:
Basic	15,925	15,980	15,962	15,983
Diluted	15,925	15,980	15,962	15,983

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	October 2, 2010	December 31, 2009
Assets

Cash and cash equivalents	$2,980	$953
Marketable securities	14,078	15,721
Accounts receivable – net	71,950	60,701
Other current assets	11,618	12,249

Total current assets	100,626	89,624
Property and equipment – net	77,826	76,246
Other long-term assets – net	33,727	35,741

Total assets	$212,179	$201,611

Liabilities and shareholders’ equity
Total current liabilities	$43,195	$40,305
Total long-term liabilities	5,343	6,881

Total liabilities	48,538	47,186
Total shareholders’ equity	163,641	154,425

Total liabilities and shareholders’ equity	$212,179	$201,611

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009
Average number of tractors provided by owner-operators
Truckload	2,508	2,787	2,482	2,719
Intermodal	640	665	631	691

Total	3,148	3,452	3,113	3,410

Truckload Revenues:
Average operating revenues per loaded mile	$2.65	$2.26	$2.52	$2.29
Average operating revenues per loaded mile, excluding fuel surcharges	$2.34	$2.04	$2.22	$2.09
Average operating revenues per load	$1,057	$978	$996	$962
Average operating revenues per load, excluding fuel surcharges	$933	$885	$879	$877
Average length of haul (2)	399	433	395	420
Number of loads	89,878	83,708	279,411	234,628

Brokerage Revenues:
Average operating revenues per loaded mile (1)	$2.52	$1.92	$2.13	$1.93
Average operating revenues per load (1)	$1,424	$1,193	$1,295	$1,136
Average length of haul (1)(2)	566	622	607	588
Number of loads (1)	21,643	21,732	63,682	66,428

Intermodal Revenues:
Drayage (in thousands)	$20,407	$16,932	$59,356	$50,370
Depot (in thousands)	$1,889	$1,745	$5,861	$5,572

Total (in thousands)	$22,296	$18,677	$65,217	$55,942

Average operating revenues per loaded mile	$3.61	$3.42	$3.38	$3.39
Average operating revenues per loaded mile, excluding fuel surcharges	$3.14	$3.06	$2.96	$3.05
Average operating revenues per load	$288	$279	$295	$281
Average operating revenues per load, excluding fuel surcharges	$250	$250	$258	$253
Number of loads	70,937	60,641	201,289	179,024

(1)	Excludes operating data from CrossRoad Carriers, Inc., D. Kratt International, Inc., and Cavalry Transportation, Inc. in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies.
(2)	Average length of haul is computed using loaded miles.